AMENDED AND RESTATED CAMDEN PROPERTY TRUST
NON-QUALIFIED DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED CAMDEN PROPERTY TRUST
NON-QUALIFIED DEFERRED COMPENSATION PLAN

3.1 Participant Deferrals	6
3.2 Time of Contributions	7
3.3 Form of Contributions	7

ARTICLE IV - VESTING	8

4.1 Vesting of Deferrals	8

ARTICLE V - ACCOUNTS	9

5.1 Bookkeeping Accounts	9
5.2 Adjustment and Crediting of Accounts	9
5.3 Investment of Trust Assets	9

ARTICLE VI - DISTRIBUTIONS	11

6.1 Time of Payment	11
6.2 Form of Payment	12
6.3 Distribution Election	12
6.4 Modifications to Distribution Elections	13
6.5 Distribution Due to Unforeseeable Financial Emergency	13
6.6 Cashout Distribution	13

ARTICLE VII - OPTION AND SHARE AWARD DEFERRAL	14

7.1 Definitions	14
7.2 General	14
7.3 Deferral of Options or Share Awards	14
7.4 Terms and Conditions of Awards	14
7.5 Exercise of Options	14

ARTICLE VIII - BENEFICIARIES	15

8.1 Beneficiaries	15
8.2 Change of Beneficiary Designation	15
8.3 Determination of Beneficiary	15
8.4 Lost Participant or Beneficiary	15

ARTICLE IX - FUNDING	16

9.1 Prohibition Against Funding	16
9.2 Deposits in Trust	16
9.3 Withholding of Employee Contributions	16

ARTICLE X - CLAIMS ADMINISTRATION	17

10.1 General	17
10.2 Claim Review	17
10.3 Right of Appeal	17
10.4 Review of Appeal	17
10.5 Designation	17

ARTICLE XI - GENERAL PROVISIONS	18

11.1 Administrator	18

11.2 No Assignment	18
11.3 No Employment Rights	18
11.4 Incompetence	19
11.5 Identity	19
11.6 Other Benefits	19
11.7 Expenses	19
11.8 Insolvency	19
11.9 Amendment and Termination	19
11.10 Employer Determinations	20
11.11 Construction	20
11.12 Governing Law	21
11.13 Severability	21
11.14 Headings	21
11.15 Entire Agreement	21
11.16 Terms	21
11.17 Real Estate Investment Trust (“REIT”) Status	21
11.18 Compliance with Internal Revenue Code	22

AMENDED AND RESTATED CAMDEN PROPERTY TRUST
NON-QUALIFIED DEFERRED COMPENSATION PLAN

RECITALS

Camden Property Trust (together with its subsidiaries, the “Employer”) previously established the Camden Property Trust Non-Qualified Deferred Compensation Plan, as amended (as amended, the “Original Plan”) for the purpose of attracting and retaining a select group of management or highly compensated employees.

Camden Property Trust desires to amend and restate the Original Plan to, among other things, revise the available Deferral Elections applicable to Deferral Elections made on or after January 1, 2013.

The Plan is an unfunded arrangement established and maintained primarily for the benefit of a select group of management or highly compensated employees and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended.

NOW THEREFORE, Camden Property Trust hereby adopts this Plan, effective as of the Effective Date or as otherwise stated herein.

Article I - DEFINITIONS

1.1	Account. The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

1.2
Administrator. The Board shall be the Administrator, unless a Committee is appointed in accordance with Section 3(a) of the Share Incentive Plan. The Administrator shall be the agent for the Employer with respect to the Trust.

1.3	Board. The Board of Trust Managers of the Employer.

1.4
Bonus. Compensation which is designated as a bonus by the Employer and which relates to services performed during an incentive period by an Eligible Participant in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer-sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

1.5	Cash Compensation Deferral. That portion of Salary, Bonus or Trust Manager fees (as the case may be) deferred in accordance with Section 3.1 hereof.

1.6
Change in Control. The occurrence of any event or transaction constituting a “change in ownership or effective control” of Camden Property Trust, within the meaning of Treasury Regulations promulgated pursuant to Section 409A(a)(2)(A)(v) of the Code.

1.7	Code. The Internal Revenue Code of 1986, as amended.

1.8	Compensation. The Participant's earned income, including Salary, Bonus and other remuneration from the Employer.

1.9	Deferrals. Collectively, the Cash Compensation Deferrals, Option Deferrals, and Share Deferrals of a Participant.

1.10	Deferral Election. The written agreement, submitted to the Administrator, by which an Eligible Participant agrees to participate in the Plan and make Deferrals thereto.

1.11
Disability. A Participant shall be considered disabled if he or she (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering the Employee that is sponsored by the Employer.

1.12	Effective Date. The Effective Date of this Plan, as restated, shall be January 1, 2013.

1.13	Eligible Participant. Collectively, (i) any Employee designated by the Board or its Committee as an Eligible Participant and (ii) any Trust Manager of the Employer.

1.14	Employee. Any person employed by the Employer.

1.15
Investment Fund or Funds. Each deemed investment which serves as a means to measure value, increases or decreases with respect to a Participant's Accounts, which may be made designated, from time to time, by the Employer.

1.16	Option Award. An option covering a share of Camden Property Trust granted to a Participant under the Share Incentive Plan.

1.17	Option Deferral. An Option Award under the Share Incentive Plan which is deferred in accordance with Section 3.1 and Article VII hereof.

1.18	Participant. An Eligible Participant who is a Participant as provided in Article II.

1.19	Payment Schedule. The date as of which payment of Deferrals under the Plan will commence and the form in which payment of such Deferrals will be made.

1.20	Plan. This Amended and Restated Camden Property Trust Non-Qualified Deferred Compensation Plan.

1.21	Plan Year. January 1 through December 31.

1.22
Post-Separation Period. The period commencing on the date of a Participant’s separation from service to the Employer and expiring on the date that causes the Post-Separation Period to equal the number of completed months of service to the Employer. Any period of service less than one year shall be disregarded for purposes of calculating the Post-Separation Period.

1.23	Retirement. Retirement means a Participant has retired from the employ of the Employer on or after age 65.

1.24
Salary. An Eligible Participant's base salary rate or rates in effect at any time during a Plan Year, including any pretax elective deferrals from said Salary to any Employer-sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

1.25	Separation Benefits. Deferrals elected by the Participant to be paid upon the Participant’s Separation from Service.

1.26	Separation from Service. A separation from service with the Employer, provided such separation constitutes a separation from service under Treasury Regulation Section 1.409A-1(h).

1.27	Share Award. An award of a share or shares of Camden Property Trust made to a Participant under the Share Incentive Plan.

1.28	Share Deferral. A Share Award that is deferred in accordance with Section 3.1 and Article VII hereof.

1.29
Share Incentive Plan. The 2002 Share Incentive Plan of Camden Property Trust, which is incorporated herein by this reference, together with any subsequently adopted incentive plan involving the award of shares of the Employer or grant of options covering shares of the Employer.

1.30	Specified Date Benefits. Deferrals elected by the Participant to be paid on one or more specified dates designated by the Administrator.

1.31
Specified Employee. An employee who is: (i) an officer of the Employer, with annual compensation from the Employer greater than $165,000; (ii) an owner of 5% or more of the outstanding shares of Camden Property Trust; or (iii) an owner of 1% or more of the outstanding shares of Camden Property Trust with annual compensation from the Employer greater than $150,000. All terms described in the preceding sentence and all determinations of Specified Employee status shall be made in accordance with Code Section 416(i), excluding paragraph (5) thereof.

1.32
Trust. The trust agreement or agreements the Employer may choose to adopt in its sole discretion, under which the assets of the Plan may be held, administered and managed. Participants shall have no right or claim to Trust assets set aside to fund benefits under this Plan, which shall remain the general assets of the Employer.

1.33	Trustee. The entity or individual designated from time to time by the Board, or a committee thereof, to serve as trustee in accordance with the terms of the Plan.

1.34
Unforeseeable Financial Emergency. A severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant (as defined in Section 152(a) of the Code); (ii) loss of the Participant's property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Determination of whether a Participant has incurred an Unforeseeable Financial Emergency shall be made by the Administrator, in accordance with the requirements of Section 409A of the Code and any guidance issued thereunder.

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Article II - Participation

2.1
Commencement of Participation. Each Eligible Participant shall commence participation on the date his or her Deferral Election first becomes effective. In accordance with Section 6.3, prior to participation in the Plan, each Participant shall be required to designate on a Deferral Election the form and timing of the distribution of his or her Account.

2.2	Change in Eligible Participant Status.

(a)
All Deferrals for a Participant who becomes ineligible to participate shall cease as of the end of the Plan Year in which such former Participant is determined to no longer be an Eligible Participant. Such a former Participant shall not be permitted to submit a Deferral Election after he becomes ineligible to participate.

(b)	Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in Article VI.
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Article III - Contributions

3.1	Participant Deferrals.

(a)
The Employer shall credit to the Compensation Deferral Account, Option Deferral Account or Share Deferral Account of a Participant an amount equal to the amount designated as the Participant's Deferral for that Plan Year as indicated in the Participant’s Deferral Election. Such amounts (Compensation, Share Awards or Options) shall not be made available to such Participant, except as provided in Article VI, and any such Deferrals shall reduce such Participant's Compensation, Option Awards or Share Awards in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in Article IX.

(b)
Each Eligible Participant shall deliver a Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be applicable only to Compensation, Option Awards or Share Awards for services rendered in the calendar year following the calendar year in which such Deferral Election is made; provided, however, that in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to cash Compensation, Option Awards or Share Awards received for services rendered during the remainder of the calendar year.

(c)
The Deferral Election shall, subject to the limitations set forth in this Section 3.1, designate the amount of cash Compensation, Option Awards and/or Share Awards to be deferred by the Participant. Upon making an initial Deferral Election, the Participant must also make an election regarding the time and form of payment of all amounts deferred under the Plan, in accordance with Section 6.3.

(d)	The maximum amount that may be deferred each Plan Year shall be established by the Administrator from time to time.

(e)
For each payroll period, the Employer shall withhold from that portion of a Participant’s Compensation, such Participant’s share of taxes under the Federal Insurance Contributions Act (“FICA”) and other applicable taxes that are required to be withheld with respect to (1) Cash Compensation Deferrals, and (2) Share Deferrals and/or Option Award Deferrals as they vest and become subject to FICA taxes and other withholding requirements (collectively, “Withholding Requirements”). To the extent that there is insufficient remaining cash Compensation otherwise due to the Participant to satisfy all applicable Withholding Requirements as they come due, the Employer reserves the right to reduce such Participant’s Deferrals to the extent necessary to satisfy such Withholding Requirements. In the event there is insufficient cash Compensation to satisfy all applicable Withholding Requirements as they come due, even after reducing a Participant’s Deferrals, such Participant shall be obligated to remit payment to the Employer, in such form as is acceptable to the Employer, sufficient to satisfy any remaining Withholding Requirements.

(f)
A Deferral Election relating to a Plan Year may not be modified or revoked once such Plan Year has commenced. Notwithstanding the foregoing, in the event a Participant receives a distribution from the Plan due to Unforeseeable Emergency, the Participant’s Deferral Election shall be terminated as soon as administratively feasible following the distribution.

(g)
Any Option Award Deferrals or Share Deferrals shall remain subject to the forfeiture and transfer restriction provisions of the Share Incentive Plan, any other terms or conditions established by the Committee incident thereto or contained in the award. A Participant may not elect a Share Deferral Period ending prior to the latest date on which the shares subject to the Share Deferral vest under the terms of the Share Award or the provisions of the Share Incentive Plan. If an Option Award shall vest during the Option Deferral Period, a Participant, subject to any applicable securities law restrictions, may exercise such Option, with any proceeds from the sale of such exercise (or net proceeds in the case of a net exercise) credited to the Participant’s Account.

(h)
At the time of a Share Deferral election, a Participant shall have the right to elect that all or a stated percentage of dividends related to such Share Deferral also be deferred. Deferred dividends shall be distributed in accordance with a Participant’s Deferral Election in effect for Cash Compensation Deferrals in the case of dividends payable in cash or for Share Deferrals, in the case of dividends payable in shares. Notwithstanding the foregoing, solely with respect to dividends that would otherwise be deferred after the Participant’s separation from service, such an election shall terminate as of the date of the Participant’s separation from service. If a dividend deferral is elected, any and all such dividends shall be paid by the Employer to the Trustee, and shall be held in trust and may be credited to the Cash Compensation Deferral Account or the Share Deferral Account, as appropriate. If, at the time of the Share Deferral election, a Participant does not elect such a dividend deferral, then all such dividends related to that Share Deferral Election shall be paid to the Participant, subject to applicable withholding.

3.2
Time of Contributions. Cash Compensation Deferrals shall be transferred to the Trust as soon as administratively feasible. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants. Any Option Deferral or Share Deferral shall initially be accounted for by the Employer and shall be transferred to the Trustee at such time as the Employer shall, in its discretion, determine.

3.3	Form of Contributions. All Deferrals to the Trust shall be made in the form of cash or cash equivalents of US currency, Share Awards or Option Awards.
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Article IV - Vesting

4.1
Vesting of Deferrals.    A Participant shall have a 100% vested right to the portion of his or her Account attributable to Cash Compensation Deferrals and any earnings on the deemed investment of such Deferrals. A Participant shall vest in Option Deferrals and/or Share Deferrals in accordance with the terms of the relevant Option Award or Share Award under the Share Incentive Plan.

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Article V - Accounts

5.1
Bookkeeping Accounts. The Administrator shall establish and maintain bookkeeping accounts in the name of each Participant. The Administrator shall maintain a Cash Compensation Deferral Account, Share Deferral Account and Option Deferral Account for each Participant.

5.2	Adjustment and Crediting of Accounts.

(a)
The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, distributions, and the deemed investment experience of the Participant’s Investment Fund selections, and any other appropriate adjustments. Such adjustments shall be made as is administratively necessary in the discretion of the Administrator.

(b)
Subject to Section 5.3(c), the deemed investment experience credited to a Participant’s Cash Compensation Deferral Account and Share Deferral Account, to the extent diversified in accordance with Section 5.3(b), shall be determined on a periodic basis according to the earnings and losses of the Investment Fund selections made by the Participant. The earnings and losses will be determined as if the amounts credited to the Participant’s Accounts were actually invested in the Investment Fund selected. Participants may select one or more of the Investment Funds designated by the Administrator in whole percentages of the applicable Cash Compensation Deferral Account balance or Share Deferral Account balance, to the extent diversified. A Participant may change his or her selection of Investment Funds at such time and in such manner as the Administrator shall permit. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant or such other means as the Administrator may approve.

5.3	Investment of Trust Assets.

(a)
Deferrals hereunder may, in the sole discretion of the Employer, be set aside in a Trust in order to facilitate the payments of benefits under this Plan. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Under no circumstances shall any Participant have any preferential or secured right to or interest in any assets of such Trust, and the rights of each Participant (and if applicable, any beneficiary) shall remain that of a general creditor of the Employer.

(b)
A Participant may request, from time to time, that Trust assets attributable to his Cash Compensation Deferral Account be deemed to be invested in one or more Investment Funds. A Participant may also request, from time to time, that any portion or all of a grant of deferred shares held in his Share Deferral Account be deemed to be invested in one or more Investment Funds, subject to all of the following requirements.

(i)	Such an election may only be made with respect to a grant of deferred shares that has been held for at least six months past the date on which the entire grant became fully vested.

(ii)	Such an election may be made with respect to all or any portion of such a grant.

(iii)	Such elections may only be made during the time periods designated by the Administrator.

(iv)	Such an election shall have no effect on the scheduled date of distribution or form of distribution applicable to the shares to which the election applies.

(v)
The Administrator, in its sole discretion, may establish additional requirements applicable to such elections and may determine that such requirements be applicable to all Participants or any specified group of Participants.

(vi)	Neither the Administrator nor the Employer may require that a Participant make such an election.

(c)
In all cases, the Administrator shall not be obligated to make the investments requested by a Participant but may choose to make deemed investments in accordance with the Participant’s requests or may choose to make other investments as it deems appropriate.

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Article VI - DISTRIBUTIONS

6.1	Time of Payment.

(a)
Separation from Service or Change in Control. Payment of the vested amounts credited to a Participant’s Account(s) shall commence at such time as previously elected by the Participant, following the first to occur of Separation from Service for any reason other than death or Disability or a Change in Control. Notwithstanding the foregoing, with respect to distribution to a Participant who is a Specified Employee on account of Separation from Service for a reason other than death, distribution may not commence earlier than six months following such Participant's Separation from Service. If the Participant fails to timely elect the date on which payment is to be made or commence, distribution shall be made or commence on the first day following the date that is six months from the Participant’s Separation from Service.

(b)
Disability or Death. If the Disability or death of the Participant occurs at any time prior to complete distribution of the Participant’s Account, all remaining vested amounts credited to his or her Account shall be paid in one lump sum on the first day following six months from the date of Disability or death, as the case may be; unless, in the case of death, the Participant has made an alternative election pursuant to Section 6.2(b).

(c)
Limitation on Length of Deferred Commencement. With respect to distribution following Separation from Service for a reason other than death or Disability, the Participant may elect to have distribution of Deferrals be made or commence at any time following the expiration of six months following the Participant’s separation date, provided, however, that distribution may not commence later than 30 years following the Participant’s separation date; provided, further, that if the Participant has fewer than 10 completed years of service with the Employer upon his or her separation date and the Participant previously elected for distribution to be made or commence on a date that is subsequent to the date on which the Post Separation Period expires, the distribution date elected by the Participant shall be disregarded and distribution will instead be made or commence on the date on which the Post Separation Period expires. For purposes of determining a Participant’s length of service to the Employer, service shall be measured from date of hire (or, in the case of a Trust Manager, from the date of election to the Board) and anniversaries thereof. Effective with Deferral Elections filed on or after January 1, 2013, Deferrals that the Participant has designated to be paid as Separation Benefits shall be paid in accordance with the Payment Schedule specified by the Participant in the Deferral Election.

(d)
Payment on a Specified Date. In addition to the election in paragraph (a) of this Section 6.1, a Participant may elect to receive a specified dollar amount or all of his or her Account, in one lump sum on one or more specified dates or in annual installments, commencing on a specified date, as elected. Any amount not paid in accordance with a specified date election as of the first to occur of the Participant’s Separation from Service for any reason or Change in Control will be paid in accordance with the applicable election relating to such occurrence or as provided in Section 6.1(b) due to Disability or death, if applicable. Effective with Deferral Elections filed on or after January 1, 2013, Deferrals that the Participant has designated to be paid as Specified Date Benefits may be paid or commence only on specified dates designated by the Administrator and shall be paid in accordance with the Payment Schedule specified by the Participant in the Deferral Election.

6.2	Form of Payment.

(a)
The Participant's Account shall be payable in one of the following forms: (i) in a lump sum payment; or (ii) in annual installments over a period of up to 20 years (as elected by the Participant). However, with respect to distribution due to Separation from Service, if the Participant has fewer than 10 completed years of service with the Employer upon his or her separation date and the Participant previously elected an installment period greater than his or her completed years of service with the Employer, the installment period elected by the Participant shall be disregarded and the installment period shall instead equal the Participant's completed years of service with the Employer. In accordance with Treasury Regulation Section 1.409A-2(b)(2)(iii) and (iv) and for purposes of Section 6.4 hereof, an election for distribution in the form of installment payments shall be treated as an election of a series of separate payments.

(b)
Notwithstanding Section 6.2(a), with respect to payments due to death, distribution shall be made in one of the following forms, as elected by the Participant: (i) one lump sum, to be paid on the first day following six months from the date of death; (ii) annual installments over a three-year period; or (iii) annual installments over a five-year period. In the case of distribution in the form of installment payments, the first installment shall be paid on the first day following six months from the date of death, and subsequent installments shall be paid on each anniversary thereof. If the Participant fails to timely elect the form in which benefits are to be distributed in the event of death, distribution shall be in the form of one lump sum, to be paid on the first day following six months from the date of death.

(c)
The Participant’s benefit shall be distributed in the form previously elected by the Participant. If the Participant fails to timely elect the form in which his or her benefit is to be distributed, distribution shall be in the form of one lump sum.

6.3
Distribution Election. An election as to the date on which distribution is to be made or commence and the form of payment shall be made by the Participant at the time the Participant makes a Deferral Election and may be modified only as provided in Section 6.4. A Participant may make separate elections with respect to the Participant’s Compensation Deferral Account and Share Deferral Account. The commencement of distribution and form of payment elected by the Participant or otherwise required under Section 6.1 or 6.2 will be effective as to all of the Participant's Deferrals; provided, however, for distributions to be payable for any reason other than death, the Administrator may permit Participants to make a separate election relating to the commencement of distribution and the form of payment at the time each Deferral Election is made, with such distribution election applicable solely to amounts deferred pursuant to that Deferral Election. If, with respect to a Deferral Election, the Participant fails to timely make an election relating to the commencement of distribution and the form of payment, the last such election relating to distribution made by the Participant shall apply. If no such election has been made, distribution shall be made as provided in Sections 6.1(a) and 6.2(b). Effective with Deferral Elections filed on or after January 1, 2013, the Participant shall specify in the Deferral Election the portion of such Deferrals which shall be designated as either Separation Benefits and/or as Specified Date Benefits. If no designation is made, Deferrals shall be designated as Separation Benefits. The Participant shall also specify the Payment Schedule applicable to his or her Separation Benefits and/or Specified Date Benefits. If a Payment Schedule is not specified in the Deferral Election, the Payment Schedule shall be as provided in Section 6.2(b).

6.4	Modifications to Distribution Elections. A Participant may amend his or her previously-made distribution election; provided, that any such amendment:

(a)	may not take effect until at least 12 months after such amendment to the election is made;

(b)
except in the case of a distribution due to Unforeseeable Financial Emergency, Disability, or the death of the Participant, must extend the period of deferral for the first payment for which such amendment is made for a period of no less than five years;

(c)	may not be made less than 12 months prior to the date of the first scheduled payment of the amount to which such amendment is made; and

(d)	may not permit acceleration of the time or schedule of any payment under the Plan, except as may be permitted by applicable Treasury Regulations.

6.5
Distribution Due to Unforeseeable Financial Emergency. Amounts credited to a Participant’s Account may not be distributed to or on behalf of a Participant prior to Separation from Service unless the Participant shows, to the satisfaction of the Administrator, that the Participant has encountered an Unforeseeable Financial Emergency. The amount distributed to a Participant on account of Unforeseeable Financial Emergency may not exceed the amount necessary to alleviate such Emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

6.6
Cashout Distribution. Notwithstanding the preceding provisions of this Article VI, if at any time the Participant’s vested interest in the Plan and any other non-qualified, defined contribution plan sponsored by the Employer in which the Participant participates is $10,000 or less, the Administrator may distribute such interest to the Participant in one lump sum, provided the following requirements are also satisfied:

(a)
The payment accompanies the termination of the entirety of the Participant’s interest in the Plan, and all similar plans or arrangements that would constitute a nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c);

(b)
The payment is made on or before the later of December 31 of the calendar year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service; and

(c)	The Participant is not provided with an election with respect to receipt of the payment.
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Article VII - OPTION AND SHARE AWARD DEFERRAL

7.1	Definitions. All bolded terms in this Article VII shall have the meanings contained in the Share Incentive Plan.

7.2	General. An Option Award or Share Award, as defined in and pursuant to the Share Incentive Plan and any subsequently adopted incentive plan, may be deferred as provided in this Article VII.

7.3	Deferral of Options or Share Awards.

(a)
Elective Deferral. A Participant, subject to the limitations below, may elect to defer all or a portion of an Option Award or Share Award, on such terms as the Administrator may permit, by completing an Option Award or Share Award Deferral Agreement and submitting it to the Administrator prior to the calendar year in which the Option Award or Share Award is made. With respect to Share Awards, such election may be made only with respect to Share Awards made on or after January 1, 2005. With respect to Option Awards, such election may be made only with respect to Option Awards made on or after January 1, 2005 and before January 1, 2006. Such Deferral Elections shall be made pursuant to Section 3.1 hereof, in accordance with the provisions thereof (with respect to such deferrals, the period of deferral is sometimes referred to as the “Option Deferral Period” or the “Share Deferral Period” as the case may be) and shall be distributed pursuant to Article VI hereof. The Administrator shall credit such deferred Option Awards or Share Awards to a bookkeeping account (to be known as a “Camden Option Account” or “Camden Share Award Account” as the case may be) for the benefit of such Participant. The Option Awards or Share Awards so deferred initially shall be accounted for by the Employer and shall be transferred to the Trustee at such times as the Employer shall, in its discretion, determine. Any election to defer all or a portion of a Share Award shall apply to any subsequent Share Award unless and until a revised Deferral Election is submitted to the Administrator.

(b)
Issuance of Deferred Option Awards. No Participant may elect to defer an Option Award made on or after January 1, 2006, but the Committee may grant deferred Option Awards on behalf of a Participant, in which case such Option Awards shall be credited immediately upon grant to the Participant’s Option Deferral Account under the Plan. In making such a grant, the Committee shall specify the date on which distribution is to be made or commence and the form of distribution under Section 6.2(a) hereof, which may only be subsequently modified at the election of the Participant if such modification is consistent with the requirements of Section 6.4 hereof.

7.4
Terms and Conditions of Awards. Any deferred Option Awards or Share Awards shall remain subject to the forfeiture and transfer restriction provisions of the Share Incentive Plan and any other terms and conditions established by the Committee incident thereto.

7.5
Exercise of Options. Options may be exercised on behalf of a Participant by the Trustee at any time during the applicable option exercise period, in which case the Trustee shall apply such portion of the Compensation Deferral Account of the Participant as is necessary to satisfy the exercise price. Cash proceeds from such exercise shall be credited to the Compensation Deferral Account and share proceeds shall be credited to the Share Deferral Account, to be held and distributed in accordance with the Participant’s distribution election under Section 6.3 hereof.

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Article VIII - Beneficiaries

8.1
Beneficiaries. Each Participant may from time to time designate one or more persons, entities or his or her estate as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator.

8.2
Change of Beneficiary Designation. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator.

8.3	Determination of Beneficiary.

(a)
If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment), if the beneficiary does not survive until the final payment is made or if no beneficiary is validly designated, then the amounts payable under this Plan (or any remaining amount, as the case may be) shall be paid to the Participant's designated contingent beneficiary, if any, and, if none, to the Participant’s surviving spouse, if any, and if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this Article, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant).

(b)	If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

(c)	If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

(d)
If the Administrator has any doubt as to the proper beneficiary to receive payments hereunder, the Employer shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Employer, in good faith and in accordance with this Plan, shall fully discharge the Employer from all further obligations with respect to that payment.

8.4	Lost Participant or Beneficiary.

(a)	All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

(b)
If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid to his/her estate. Any such presumption of death shall be final, conclusive and binding on all parties.

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Article IX - Funding

9.1
Prohibition Against Funding. Benefits payable under this Plan shall be paid from the general assets of the Employer, or at the discretion of the Employer, from assets set aside in a Trust to assist the Employer with meeting its obligations hereunder; provided, however, that no person entitled to payment under this Plan shall have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of the Employer that may be looked to for such payment. The liability for the payment of benefits hereunder shall be evidenced only by this Plan and by the existence of a bookkeeping account established and maintained by the Employer for purposes of this Plan. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

9.2
Deposits in Trust. Notwithstanding Section 9.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant and shall remain the general assets of the Employer.

9.3
Withholding of Employee Contributions. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding but in all events any amounts must be withheld prior to the date of which such Compensation is otherwise payable or paid to the Participant.

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Article X - Claims Administration

10.1
General. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this Article. Such consideration and review shall be conducted in a manner designed to comply with section 503 of the Employee Retirement Income Security Act of 1974, as amended.

10.2
Claim Review. A Participant must submit a written claim for benefits to the Plan Administrator. Upon receipt of any written claim for benefits, the Administrator shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

(a)	the specific reason or reasons for denial of the claim;

(b)	a specific reference to the Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the provisions of this Article.

10.3
Right of Appeal. A claimant who has a claim denied under section 10.2 may appeal to the Administrator for reconsideration of that claim. A claimant must file a written request for reconsideration under this section within sixty (60) days after receipt by the claimant of the notice of denial under section 10.2.

10.4
Review of Appeal. Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review documents relevant to his or her benefit claim and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

10.5	Designation. The Administrator may designate one or more of its members or any other person of its choosing to make any determination required under this Article.
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Article XI - General Provisions

11.1	Administrator.

(a)
The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into Trust(s) in accordance with this Plan; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

(b)	The Administrator shall not be liable for any actions taken by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

(c)
The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the Participants and beneficiaries.

11.2
No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

11.3
No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

11.4
Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

11.5
Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

11.6
Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

11.7
Expenses. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer. Notwithstanding the foregoing, fees incurred as a result of investment activity in an individual Account shall be assessed against such Account if such Account is maintained on behalf of a former Participant.

11.8
Insolvency. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall comply with the applicable terms of the Trust.

11.9	Amendment and Termination.

(a)
Except as otherwise provided in this Section, Camden Property Trust shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant's right to any vested amounts already credited to his or her Account. Following such Plan termination, payment of such credited amounts shall be made in a single sum payment thirty (30) days following Plan termination or, if subparagraph (iii) of this Section 11.9(a) is applicable, at the time provided in such subparagraph (iii). Distributions upon Plan termination shall in all events comply with guidance issued under Code Section 409A.

Camden Property Trust may terminate the Plan upon occurrence of any one of the     following:

(i)
Within twelve (12) months of Camden Property Trust's dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross income in the latest of:

(1)	The calendar year in which the Plan termination occurs;

(2)	The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(ii)
Within the thirty (30) days preceding or the twelve (12) months following a change in control (within the meaning of Code Section 409A and related guidance issued thereunder), provided all substantially similar arrangements sponsored by Camden Property Trust are also terminated, so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of termination of the arrangements.

(iii)	At the discretion of Camden Property Trust, provided that all of the following requirements are satisfied:

(1)	The termination does not occur proximate to a downturn in the financial health of Camden Property Trust;

(2)
All arrangements sponsored by Camden Property Trust that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c) if the same Participant participated in all of the arrangements are terminated;

(3)	No payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements;

(4)	All payments are made within twenty-four (24) months of the termination of the arrangements; and

(5)
Camden Property Trust does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulation Section 1.409A-1(c) if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(iv)	Such other events and conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

(b)	A Participant shall have a right to the vested portion of his or her Account in the event of the termination of the Plan.

11.10
Employer Determinations. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

11.11
Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons. In the event of any conflict between the terms of this Plan and any Deferral Election, the terms of this Plan shall control.

11.12
Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, Code Section 409A, and any other applicable federal law and any applicable guidance issued under any such law, provided, however, that to the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Texas, other than its laws respecting choice of law.

11.13
Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to be maintained solely for a select group of highly compensated or management employees, then the Plan shall be severed with respect to such Employee or Employees who shall be considered to be participating in a separate arrangement.

11.14
Headings. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

11.15
Entire Agreement. This instrument contains the entire terms of the Plan and supersedes any prior understandings or written documents which have heretofore set forth the terms of the Plan and/or any oral agreements between the Employer and any of the Participants respecting the within subject matter. No modification, amendment, change, or discharge of any term or provision of this Plan shall be valid or binding unless the same is in writing and signed by a duly authorized officer of the Employer.

11.16	Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

11.17
Real Estate Investment Trust (“REIT”) Status. The Plan shall not permit the Deferral by any person that would result in Camden Property Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT under Section 856 et seq. of the Code (including but not limited to ownership that would result in Camden Property Trust owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by Camden Property Trust (either directly or indirectly through its affiliates) from such tenant may cause Camden Property Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

Notwithstanding any other provision in the Plan or Trust, in the event that legal counsel for Camden Property Trust delivers an opinion to Camden Property Trust to the effect that the continuation of the Plan would result in a material risk that Camden Property Trust would lose its status as a REIT pursuant to Sections 856 et seq. of the Code, and Camden Property Trust determines in good faith that there is no feasible alternative that would result in the continuation of the Plan and the preservation of Camden Property Trust’s REIT status, then the Board may terminate the Plan with respect to any Participant(s); provided, that, in such case the Board shall provide the Participant(s) with reasonable prior written notice. Any amendment to the Plan will be binding upon all Participants and Beneficiaries, the Committee and all other parties in interest.

11.18
Compliance with Internal Revenue Code. This Plan is intended to be a nonqualified deferred compensation plan within the definition of Section 409A of the Code, and is intended to meet all the requirements of that and any other applicable Code sections. The Plan has been amended previously to make available to Participants transitional relief offered under Section 409A of the Code, and to the extent such relief is no longer available, such provisions have been excluded from this restatement of the Plan. The Plan may be further amended to ensure compliance with such laws.

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IN WITNESS WHEREOF, Camden Property Trust has caused this amendment and restatement to be executed in its name and on its behalf this 30th day of July, 2013, to be effective as of the Effective Date.

CAMDEN PROPERTY TRUST

By:    /s/ Alexander J. Jessett
Alexander J. Jessett
Senior Vice President-Finance, Chief Financial Officer and Treasurer